Exhibit 99.4
WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

WIMBA, INC. AND SUBSIDIARY
CONTENTS

Page

Independent Accountants’ Report	1

Consolidated:
Unaudited Balance Sheet June 30, 2010	2-3

Unaudited Statements of Operations Six Month Periods Ended June 30, 2010 and 2009	4

Unaudited Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficiency Six Month Period Ended June 30, 2010	5

Unaudited Statements of Cash Flows Six Month Periods Ended June 30, 2010 and 2009	6-8

Unaudited Notes to Financial Statements	9-25

www.jhcohn.com • 888-542-6461 • fax 888-542-3291
Independent Accountants’ Report
To the Board of Directors and Stockholders
Wimba, Inc. and Subsidiary
We have reviewed the accompanying consolidated balance sheet of Wimba, Inc. and Subsidiary as of June 30, 2010, and the related consolidated statements of operations and cash flows for the six months ended June 30, 2010 and 2009, and the related consolidated statement of redeemable convertible preferred stock and stockholders’ deficiency for the six months ended June 30, 2010. This interim financial information is the responsibility of the Company’s management.
We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information taken as a whole. Accordingly, we do not express such an opinion.
Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with accounting principles generally accepted in the United States of America.
/s/ J.H. Cohn LLP
Jericho, New York
October 13, 2010

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
JUNE 30, 2010
UNAUDITED
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,077,445
Accounts receivable, less allowance for doubtful accounts of $172,774	6,549,779
Prepaid expenses and other current assets	525,627

Total Current Assets	9,152,851

PROPERTY AND EQUIPMENT, Net	1,894,753

NONCURRENT ASSETS
Intangible assets, net	89,460
Goodwill	1,444,969
Restricted cash	753,329
Security Deposits	7,665

TOTAL ASSETS	$13,343,027

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Current portion of capital lease obligation	$159,592
Accounts payable and accrued expenses	1,988,456
Current portion of deferred revenue	9,373,033

Total Current Liabilities	11,521,081

NONCURRENT LIABILITIES
Capital lease obligation, net of current portion	64,169
Deferred revenue, net of current portion	1,193,666
Deferred rent	963,475

TOTAL LIABILITIES	13,742,391

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
JUNE 30, 2010
UNAUDITED
(Concluded)

REDEEMABLE CONVERTIBLE PREFERRED STOCK
Preferred stock — $.01 par value;
Series A 20,000,000 shares authorized; 19,739,436 shares issued and outstanding, liquidation value of $13,221,246	$13,002,373
Series B 15,864,325 shares authorized; 15,625,000 shares issued and outstanding, liquidation value $12,618,414	12,547,403
Series C 14,218,750 shares authorized; 12,225,068 shares issued and outstanding liquidation value of $8,639,703	8,531,244

TOTAL REDEEMABLE CONVERTIBLE PREFERRED STOCK	34,081,020

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY
Common stock — $.01 par value; 100,395,576 shares authorized; 32,655,689 shares issued and outstanding	326,557
Additional paid-in capital	23,498,536
Accumulated deficit	(59,067,563)
Accumulated other comprehensive income	762,086

TOTAL STOCKHOLDERS’ DEFICIENCY	(34,480,384)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$13,343,027

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTH PERIODS ENDED JUNE 30, 2010 AND 2009
UNAUDITED

	2010	2009

REVENUES	$8,025,714	$6,929,298

COST OF REVENUES	2,264,876	1,839,715

GROSS PROFIT	5,760,838	5,089,583

OPERATING EXPENSES
Sales and marketing	3,768,863	3,667,949
Product and technology development	1,964,906	1,557,180
General and administrative	2,792,117	2,345,554

TOTAL OPERATING EXPENSES	8,525,886	7,570,683

LOSS FROM OPERATIONS	(2,765,048)	(2,481,100)

OTHER INCOME (EXPENSE)
Interest income	1,289	2,392
Interest expense	(14,312)	(229,269)

TOTAL OTHER (EXPENSE) INCOME	(13,023)	(226,877)

NET LOSS	(2,778,071)	(2,707,917)

PREFERRED STOCK DIVIDEND	(1,340,918)	(1,000,000)

ACCRETION OF PREFERRED STOCK	(102,935)	(93,639)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(4,221,924)	$(3,801,616)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIENCY
SIX MONTH PERIOD ENDED JUNE 30, 2010
UNAUDITED

							Stockholders’ Deficiency
											Accumulated
	Redeemable Convertible Preferred Stock								Additional		Other
	Series A		Series B		Series C		Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Total

BALANCE — December 31, 2009	19,739,436	$12,423,737	15,625,000	$12,032,401	9,531,250	$6,456,984	32,028,493	$320,285	$23,384,808	$(54,845,639)	$697,138	$(30,443,408)

Stock options exercised	—	—	—	—	—	—	627,196	6,272	83,728	—	—	90,000
Stock based compensation	—	—	—	—	—	—	—	—	30,000	—	—	30,000
Sale of Series C Preferred Stock	—	—			2,693,818	1,724,045	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	64,948	64,948
Preferred stock dividend	—	500,000	—	500,000	—	340,918	—	—	—	(1,340,918)	—	(1,340,918)
Accretion of preferred stock	—	78,636	—	15,002		9,297	—	—	—	(102,935)	—	(102,935)
Net loss	—	—	—	—	—	—	—	—	—	(2,778,071)	—	(2,778,071)

BALANCE — June 30, 2010	19,739,436	$13,002,373	15,625,000	$12,547,403	12,225,068	$8,531,244	32,655,689	$326,557	$23,498,536	$(59,067,563)	$762,086	$(34,480,384)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTH PERIODS ENDED JUNE 30, 2010 AND 2009
UNAUDITED

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,778,071)	$(2,707,917)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	485,890	553,798
Write off deferred financing costs	—	134,511
Bad debt expense	88,304	157,667
Stock based compensation	30,000	105,693
Changes in operating assets and liabilities:
Accounts receivable	(1,724,591)	(1,872,806)
Prepaid expense and other assets	(276,625)	(212,692)
Deferred rent	(9,700)	6,342
Security deposit	12,767	10,535
Accounts payable and accrued expenses	261,488	185,134
Deferred revenue	1,578,722	1,673,623

NET CASH USED IN OPERATING ACTIVITIES	(2,331,816)	(1,966,112)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(385,002)	(196,127)
Net change in restricted cash	19,567	3,490

NET CASH USED IN INVESTING ACTIVITIES	(365,435)	(192,637)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTH PERIODS ENDED JUNE 30, 2010 AND 2009
UNAUDITED
(CONTINUED)

	2010	2009

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of line of credit	$—	$(1,980,000)
Exercise of stock options	90,000	257,486
Proceeds from Preferred Stock Series C issuances, net	1,724,045	5,858,693
Repayment of capital lease obligations	(37,896)	(172,490)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,776,149	3,963,689

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	109,159	(92,161)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(811,943)	1,712,779

CASH AND CASH EQUIVALENTS — Beginning of period	2,889,388	478,280

CASH AND CASH EQUIVALENTS — End of period	$2,077,445	$2,191,059

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTH PERIODS ENDED JUNE 30, 2010 AND 2009
UNAUDITED
(CONCLUDED)

	2010	2009

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the years for:
Taxes	$12,234	$73,669
Interest	$10,385	$89,103

Noncash investing and financing activities:
Preferred stock dividend accrued	$1,340,918	$1,000,000
Preferred stock — Series C issued to executive	$—	$41,562
Accretion of preferred stock	$102,935	$93,639
The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Description of Business and Management’s Liquidity Plan:
Nature of Business:
Wimba, Inc. and Subsidiary (the “Company”) provides classroom collaborative and language learning solutions software applications as well as publishing services to the education industry, including both communication-enabling tools and content-authoring programs primarily to universities, colleges, and other postsecondary educational providers throughout the United States and Europe. The Company’s product portfolio provides faculty with the tools needed to author content and publish it online, and students and faculty the means to interact around that content on a live or asynchronous basis. The Company’s products are used in both fully online and traditional classroom-based learning complemented by online learning environments.
Management’s Liquidity Plan:
At June 30, 2010, the Company had cash and cash equivalents of approximately $2.1 million, a working capital deficit of approximately $2.4 million and an accumulated deficit of approximately $59 million. Additionally, the Company has sustained losses and negative cash flows from operations during the period ended June 30, 2010 of approximately $2.8 million and $2.3 million, respectively, and has been dependent on equity financing. Management has taken several actions to improve the Company’s financial position through June 30, 2010, including headcount reductions and significant reductions in discretionary expenditures. Further, as discussed in Note 9, in March 2009, the Company received approximately $5,858,693 from the sale of its Series C preferred stock, net of closing costs. On March 31, 2010, the Company held an initial closing with certain existing institutional holders of Series C Preferred Stock during which the Company issued and sold additional shares of its Series C Preferred Stock for the aggregate price of $1,656,188. On May 14, 2010 the Company held a second closing for all recipients of this notice who elected and qualified to participate in this financing in which the Company sold additional shares of its Series C Preferred Stock for an aggregate price of $67,855. These issuances were part of a contemplated $3 million expansion of the Company’s previous Series C financing last closed on May 29, 2009 and were on the same terms and conditions as that prior round. Management believes that these actions will be sufficient to meet the Company’s working capital requirements through June 30, 2011. However, there can be no assurance that the Company will be successful in achieving its objectives.
Note 2 — Summary of Significant Accounting Policies:
Principles of Consolidation:
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned foreign subsidiary Wimba Ltd. All significant intercompany transactions and balances have been eliminated in consolidation.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies: (continued)
Foreign Currency Translation:
The financial position and operating results of the Company’s foreign subsidiary, Wimba Ltd. are consolidated using the local currency of the country in which it operates as the functional currency, which is British Pounds. Local currency assets and liabilities are translated at the rate of exchange on the balance sheet date, and local currency revenues and expenses are translated at average rate of exchange during the period. The resulting translation adjustment is recorded directly into a separate component of stockholders’ deficiency.
Cash and Cash Equivalents:
The Company considers all short-term investments with an original maturity of three months or less when purchased and money market funds to be cash equivalents.
Concentrations of Credit Risk:
Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash with high credit quality financial institutions. At times, such amounts may exceed Federally insured limits. At June 30, 2010, the Company’s accounts maintained in the United States exceeded FDIC Insurance limits by approximately $503,000. The Company maintains cash accounts in the United Kingdom which are not protected. At June 30, 2010, the Company’s uninsured accounts in the United Kingdom amounted to approximately $543,000.
Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base, their dispersion across different geographic areas, and generally short payment terms. In addition, the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. On a periodic basis, the Company evaluates its trade accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies: (continued)
Long-Lived Assets Include:
Property and equipment:
Property and equipment are stated at cost. Depreciation is provided on straight-line basis over the estimated useful lives of the furniture and fixtures and computer equipment. Amortization of leasehold improvements is computed on the straight-line method based upon the shorter of the estimated useful life of the assets or the term of the lease. Maintenance and repair costs are charged to expense as incurred; costs of major additions and improvements are capitalized.
Intangible assets:
Intangible assets comprised of trademarks and service marks are deemed to have indefinite useful lives and are thus not subject to amortization. Intangible assets with indefinite lives are tested at least annually for impairment. If impairment is indicated, then the asset is written down to its fair value typically based upon its future expected discounted cash flows.
Intangible assets of the Company as of June 30, 2010 also consist primarily of acquired developed software technology and customer relationships, both of which have been determined to be finite-lived intangible assets and are being amortized over their useful lives, which are estimated to be between three and seven years.
Goodwill:
Goodwill is subject to an annual or more frequent impairment test based upon its fair value. There were no impairment charges recognized during the six month periods ended June 30, 2010 and 2009.
Product and Technology Development Costs:
Accounting Standards Codification (“ASC”) 985-20, “Costs of Software to be Sold, Leased or Marketed,” requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company’s product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.
Deferred Rent:
Deferred rent represents the excess of rent expense recognized on a straight-line basis over scheduled lease payments.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies: (continued)
Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
Fair Value of Financial Instruments:
The carrying amounts of cash, accounts receivable and accounts payable approximate their fair values due to the short term maturities of these investments.
Revenue Recognition:
The Company derives substantially all of its revenues from the licensing of its proprietary software products, hosted subscription arrangements and related support and maintenance services. Revenue from software licenses includes all fees earned from granting customers the right to use the software. For software licensing arrangements that do not require significant customization, revenues are recognized when: 1) there is a binding arrangement with the customer, 2) the products are delivered, 3) customer payment is deemed fixed or determinable and free of significant uncertainties or contingencies and 4) collection is probable. Substantially all new software license revenues are recognized in this manner. Revenue from software license fees, including basic support and maintenance, are recognized ratably over the license period, which typically does not exceed one year.
Many of the Company’s revenue arrangements include multiple software and service elements such as implementation, hosting, customization and training. The Company does not have vendor-specific objective evidence (“VSOE”) of fair value for any of the elements of its contracts. Accordingly when licenses are sold in conjunction with other services, recognition for the delivered elements is deferred and recognized ratably over the term of the license period. If the Company is hosting the software, then the amortization period begins once the set-up process is complete and the software is up and running. In cases where the client is hosting the software, revenue recognition commences after delivery of the server in which the software resides or activation of the hosted server. Revenue from perpetual licenses is recognized upon delivery of the software. Revenue from hosted subscription arrangements, including basic support and maintenance, is recognized ratably over the lives of the respective subscription agreements, which typically do not exceed one year. If additional support and maintenance agreements on hosted subscription arrangements and software licenses are sold separately, revenue from these support and maintenance agreements is also recognized ratably over the life of the agreement, which typically does not exceed one year. Deferred revenue principally represents the unrecognized portion of software licenses, hosted subscription arrangements and support and maintenance fees.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies: (continued)
Advertising Costs:
Advertising costs are expensed as incurred. Advertising expense for the six month periods ended June 30, 2010 and 2009 was $66,132 and $57,253, respectively.
Sales Taxes:
The Company accounts for taxes collected from customers on a net basis (excluded from revenues).
Equity Based Compensation:
The Company applies the accounting standard for its share based compensation. This standard requires all share based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company must determine the appropriate fair value model to be used for valuing share based payments and amortization methods for the associated compensation costs. As permitted by the standard, the Company values its stock option awards using the Black-Scholes option pricing model and the Company recognizes compensation on a straight-line basis over the requisite service period for the entire award.
The cost of any stock options granted to nonemployees is recorded using a fair value based method and expensed over the related service period.
Income Taxes:
The Company accounts for income taxes using the asset and liability method. Under this method, deferred taxes and liabilities are recognized with respect to the future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial statement purposes. Deferred tax assets and liabilities are measured using the enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred taxes to the amount expected to be realized.
The Company adopted the new accounting for uncertainty in income taxes guidance on January 1, 2009. The adoption of that guidance did not result in the recognition of any unrecognized tax benefits and the Company has no unrecognized tax benefits at June 30, 2010. The Company’s U.S. Federal and state income tax returns prior to fiscal year 2006 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies: (concluded)
Income Taxes: (concluded)
If applicable, the Company would recognize interest and penalties associated with tax matters as part of the income tax provision and include accrued interest and penalties with the related tax liability in the balance sheet.
Note 3 — Restricted Cash:
At June 30, 2010, the Company had $753,329 in a separate investment account which collateralizes a letter of credit issued in connection with the Company’s lease of office space in New York City (see Note 6).
Note 4 — Property and Equipment:
The following is a summary of property and equipment at June 30, 2010:

		Estimated
	2010	Useful Lives

Furniture and fixtures	$271,118	2-7 years
Leasehold improvements	1,593,119	Life of lease
Computer equipment and software	3,464,442	3 years

	5,328,679

Less accumulated depreciation and amortization	(3,433,926)

Property and equipment	$1,894,753

Depreciation and amortization expense for the six months ended June 30, 2010 and 2009 was $435,334 and $493,791, respectively.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 5 — Intangible Assets:
Following is a summary of nongoodwill intangible accounts at June 30, 2010:

		Estimated
	2010	Useful Lives

Intangible subject to amortization:
Developed technology	$425,000	3-4 years
Customer relationships	60,000	7 years

	485,000
Less accumulated amortization	(444,726)

	40,274

Intangibles not subject to amortization:
Trademark and service marks	49,186

Intangible assets, net	$89,460

Amortization expense for the six months ended June 30, 2010 and 2009 was $50,556 and $60,007, respectively. Estimated amortization expense for each of the ensuing years through June 30, 2012 is $32,753 and $7,521, respectively.
Note 6 — Line of Credit:
On October 13, 2008, the Company entered into a $6,000,000 line of credit with Bridge Bank, N.A. The credit facility was set to expire on October 13, 2010, and bore interest at Prime plus .50%. The proceeds from the facility were used for general corporate purposes, including the funding of working capital requirements. The credit facility contained customary representations and warranties as well as affirmative and negative covenants, including certain financial covenants, events of default including among others, nonpayment of principal, interest or other amounts due. Financing costs in connection with this transaction amounted to $149,912. In addition, the Company issued warrants valued at $20,000, which was recorded as deferred debt discount. Additional warrants valued at $27,000 were issued in January 2009 when the Company was in default on the loan (See Note 9). The total amount outstanding under the line of credit was repaid in March 2009 and the line of credit was terminated under the terms of the agreement. The unamortized deferred financing costs of $134,511 as well as the deferred debt discount were charged to interest expense at the time of the repayment of the line of credit and are included in interest expense in the accompanying statement of operations.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 7 — Commitments and Contingencies:
Operating Lease Commitments:
On April 23, 2007, the Company entered into a noncancelable operating lease for its corporate office located in New York City expiring on October 23, 2017. The lease provided for an allowance for leasehold improvements not to exceed approximately $272,000. The deferred rent obligation on the accompanying consolidated balance sheet includes approximately $206,000 of leasehold improvements contributions from landlord and is being amortized as a reduction to rent expense over the lease term. The lease provides for a free rent period of 9 months and increases in future minimum annual rental payments. Also, the agreement requires the Company to pay certain costs including real estate taxes, insurance, and repairs. Rent increases are recognized on a straight-line basis over the life of the lease.
In addition, the Company leases offices in Cambridge and Bury St. Edmunds, England under noncancelable operating leases expiring at various dates through December 16, 2015. In addition to the minimum rental payments, the Company is required to pay various other costs.
Rent expense plus additional costs for the six months ended June 30, 2010 and 2009 was $456,036 and $341,169, respectively.
Future minimum lease payments under the above operating leases at June 30, 2010 are as follows:

Year ending June 30,
2011	$829,299
2012	792,229
2013	829,998
2014	871,700
2015	900,652
Thereafter	2,124,396

Total	$6,348,274

Letter of Credit:
At June 30, 2010, the Company had an outstanding letter of credit of $717,772 securing its leased offices in New York City in lieu of a cash security deposit. This letter of credit is collateralized by a portion of the Company’s restricted cash balance.

WIMBA, INC, AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 7 — Commitments and Contingencies: (continued)
Distribution agreements:
The Company has distribution agreements with a third-party to market and distribute its products, expiring through the year ending June 30, 2012. At June 30, 2010, annual amounts payable under these agreements excluding referral fees are as follows:

Year ending June 30, 2011	$100,000
Year ending June 30, 2012	50,000

Total	$150,000

The Company agreed to pay minimum referral fees or other certain amounts as defined in the agreements.
Capital Lease Obligation:
The Company has computer equipment under capital leases expiring through May 2012. The assets and liabilities under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. These assets with costs of approximately $1,021,858 and accumulated amortization of approximately $821,994 are included in computer equipment and software and are amortized over the estimated life of the assets. Amortization of assets under capital leases is included in depreciation and amortization expense.
At June 30, 2010, annual minimum future lease payments under this capital lease are as follows:

Year ending June 30,
2011	$173,007
2012	61,292

Total minimum lease payments	234,299
Less: amount representing interest	(10,538)

Present value of minimum lease payments	223,761
Less: current portion of minimum lease payments	159,592

Long-term present value of minimum lease payments	$64,169

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 7 — Commitments and Contingencies: (concluded)
Retirement Plans:
Pursuant to the 401(k) plan, qualifying employees of the Company, as defined, may make elective contributions to the Plan up to a statutory limit. The Company may make matching contributions on behalf of participating employees. In addition, the Company has made a Safe Harbor election to make a Safe Harbor Matching Contribution for Actual Deferral Percentage Test purposes to take advantage of alternative rules to pass the nondiscrimination tests required by Section 401(k). This Safe Harbor Matching Contribution will amount to 100% of the first 3% of salary deferral the employee contributes to the Plan, plus 50% of the next 2% of salary deferral contributed by the employee. During the six month periods ended June 30, 2010 and 2009, the Company made matching contributions of $132,637 and $115,073, respectively.
Note 8 — Income Taxes:
The tax effects of temporary differences and carryforwards that give rise to significant deferred tax assets consist of the following:

Deferred Tax Assets June 30, 2010

Deferred rent	$393,030
Stock option expense	368,242
Allowance for bad debts	18,630
Depreciation	357,276
Net operating loss carryforwards	15,973,059

17,110,237

Less: valuation allowance	17,110,237

$—

At June 30, 2010, Wimba, Inc. had approximately $39,000,000 in net operating loss carryforwards expiring in various years through 2029. Wimba, Ltd. had net operating loss carryforwards of approximately $2,100,000. No provision for current federal, state, or foreign income taxes has been made due to the net losses incurred for the six month periods ended June 30, 2010 and 2009, respectively.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Stockholders’ Deficiency:
Changes in Capital Structure:
Through June 5, 2009, the Board of Directors amended the Company’s certificate of incorporation increasing the number of authorized shares of capital stock of the corporation from 126,437,500 to 145,791,152, which consist of 100,395,576 shares of common stock and 45,395,576 shares of preferred stock, $.01 par value, 20,000,000 shares of which were designated as Series A Preferred Stock, 15,864,325 shares of which were designated as Series B Preferred Stock, and 14,218,750 shares of which were designated as Series C Preferred Stock.
Preferred Stock — Series A:
The Series A Preferred Stock carries a $.05066 annual dividend, accruing on a quarterly basis, payable on the earliest of: (a) a liquidation, or (b) conversion to Common Stock, in which case such dividend shall be paid, at the election of the Company, either in cash or shares of Common Stock, or (c) a redemption request. The Series A Preferred Stock is redeemable at any time on or after December 13, 2012 by at least a majority of the outstanding shares voting as a separate class.
Series A Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote. Each share of Series A Preferred Stock shall entitle the holder to an equal vote of Common Stock.
Upon any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock are entitled to receive before any distribution or payment to Common Stock an amount equal to the original issuance price of $.5066 and accrued dividends, plus all declared and unpaid dividends not included in the accrued dividends.
The Series A Preferred Stock will automatically convert into Common Stock of the Company upon the (a) closing of a Qualified Public Offering, or (b) the written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock. A Qualified Public Offering shall mean a firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement which the per share price to the public is not less than $1.5198 and the gross proceeds to the Company are not less than $35,000,000. At June 30, 2010, the Series A Preferred Stock redemption value of $13,221,246 includes the $.05066 annual dividend accrual of $1,000,000.
The Series A Preferred Stock has certain rights of first offer, first refusal, transfer participation, take along, registration and piggyback, among other rights, all as provided for in the Company’s Stockholder Agreement.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Stockholders’ Deficiency: (continued)
Preferred Stock — Series B:
On November 13, 2007, the Company sold 13,189,063 shares of the Company’s Series B Convertible Redeemable Preferred Stock (the “Series B Preferred Stock”) at $.64 per share and incurred issuance costs of approximately $106,000. These costs are being accreted to the statement of operations over the term of the redemption period (five years) using the straight-line method.
On December 14, 2007, the Company issued an additional 2,435,937 shares of its Series B Preferred Stock at $.64 per share.
The Series B Preferred Stock is pari passu to the Series A Preferred Stock except for its annual dividend of $.064 and the definition of a qualified public offering. A Qualified Public Offering shall mean a firm commitment underwritten public offering of shares of the Common Stock pursuant to an effective registration statement in which the per share price to the public is not less than $1.92 and the gross proceeds to the Company are not less than $35,000,000.
At June 30, 2010, the Series B Preferred Stock redemption value of $12,618,414 includes the $.064 annual dividend accrual of $1,000,000.
Convertible Preferred Stock — Series C:
On March 31, 2009, the Company completed an offering in which it sold 9,375,000 shares of its newly created Series C Convertible Preferred Stock (the “Series C Preferred Stock”) at $.64 per share for gross proceeds of $6,000,000 and incurred issuance costs of approximately $141,307. The net proceeds from the sale were intended for general working capital purposes and acquisition of related businesses.
The Series C Preferred Stock carries a 10% annual dividend cumulative, accruing on a quarterly basis, payable on the earliest of: (a) a liquidation, (b) conversion to Common Stock (c) a redemption request; or (d) closing of a Qualified Public Offering. The Series C Preferred Stock is redeemable at any time on or after December 13, 2012 by at least a majority of the outstanding shares voting as a separate class.
The Series C Preferred Stock ranks senior to all existing shares of Preferred Stock and Common Stock as to dividends, redemption and liquidation. Series C Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote. Each share of Series C Preferred Stock shall entitle the holder to an equal vote of Common Stock.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Stockholders’ Deficiency: (continued)
Convertible Preferred Stock — Series C: (concluded)
Upon any liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock are entitled to receive before any distribution or payment upon the Series A Preferred, Series B Preferred and Common Stock an amount equal to 1.5 times the original purchase price of the Series C Preferred Stock plus all accrued dividends, plus all declared and unpaid dividends not included in the accrued dividends.
The Series C Preferred Stock has certain rights of first offer, first refusal, transfer participation, take along, registration and piggyback, among other rights, all as provided for in the Company’s Stockholder Agreement.
Since the Preferred Stock may be redeemable at the Holder’s option at a fixed price and date, upon the occurrence of certain events, which are outside the control of the Company, the Company has classified the Preferred Stock as temporary equity.
On March 31, 2010, the Company held an initial closing with certain existing institutional holders of Series C Preferred Stock at which the Company issued and sold additional shares of its Series C Preferred Stock for the aggregate price of $1,656,188. These issuances were part of a contemplated $3 million expansion of the Company’s previous Series C financing, last closed on May 29, 2009 and were on the same terms and conditions as that prior round.
In connection with the March 2010 closing of the Series C financing, the Company offered those of its stockholders that qualify as “accredited investors” the opportunity to purchase their pro rata shares of this contemplated $3 million expansion of the Series C financing on the same terms as offered to the participants in the March 2010 closing. On May 14, 2010 the Company held a second closing for all recipients of this notice who elected and qualified to participate in this financing in which the Company sold additional shares of its Series C Preferred Stock for an aggregate price of $67,855.
At June 30, 2010, the Series C Preferred Stock redemption value of $8,639,703 includes the 10% annual dividend accrual of $681,836.
Consulting Agreement:
The Company entered into a consulting agreement with its interim Chief Executive Officer effective April 1, 2009 expiring September 30, 2009 in exchange for a monthly consulting fee and the rental of an apartment for the period May 2009 through October 2009, including utilities and other services. In addition, the Company issued 156,250 shares of its Series C Preferred stock valued at $100,000 in accordance with the agreement for services rendered.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Stockholders’ Deficiency: (continued)
Common Stock:
During the sixth month period ended June 30, 2010, the Company issued 627,196 shares of its Common stock in accordance with the exercise of options at an average of $.14 per share.
Stock Options:
The Company has a 2004 Stock Option Plan (the “Plan”) for employees, directors and consultants of the Company to purchase shares of common stock. As part of the Plan, the Company reserved 12,887,529 shares of common stock for issuance. In general, the options granted under the Plan are for periods not to exceed ten years, vest between two and five years and may be issued at prices less than, equal to or greater than the fair market value of the common stock on the date of grant, as determined by the Company.
The options shall vest as to all of the shares upon a change in control as defined in the agreement. At June 30, 2010, 425,016 shares of common stock were available under the Plan for exercise and future grants of stock options.
Activity in the Plan during the period ended June 30, 2010 is summarized as follows:

		Weighted
		Average
	Shares	Exercise Price

Outstanding at January 1, 2010	5,377,036	$0.33

Granted	2,593,383	$0.10
Exercised	(627,196)	$0.14
Cancelled	(53,881)	$0.39

Outstanding at June 30, 2010	7,289,342	$0.24

Vested and Exercisable at June 30, 2010	4,431,583	$0.31

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Stockholders’ Deficiency:
Stock Options: (concluded)
The following table summarizes information concerning options outstanding at June 30, 2010:

Options Outstanding				Options Vested and Outstanding
			Weighted
		Weighted	Average
		Average	Remaining
Exercise	Number	Exercise	Contractual	Number	Exercise
Price	Outstanding	Price	Live (Years)	Outstanding	Price

$0.10	2,593,383	$0.10	9.75	334,461	$0.10
$0.25	1,995,436	$0.25	4.24	1,995,436	$0.25
$0.38	2,696,297	$0.38	7.16	2,097,460	$0.38
$2.90	4,226	$2.90	1.14	4,226	$2.90

	7,289,342			4,431,583

As of June 30, 2010, there was $118,620 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. The cost is expected to be recognized over a weighted average period of 3.5 years.
In 2010, the Company granted 2,593,383 options with an exercise price of $0.10 and fair value of $.02 to employees. Those options were valued using the Black-Scholes option pricing model with the following assumptions:

2010
Volatility	62%
Risk free rate	1.9%
Term	7.5
Dividend Yield	0.0%
The Company has estimated expected volatility based on the historical volatility of certain comparable companies as determined by management. The risk-free interest rate assumption is based upon observed interest rates at the time of grant appropriate for the term of the Company’s employee stock options. The dividend yield assumption is based on the Company’s intent not to issue a dividend under its dividend policy. The Company uses the simplified method under ASC Topic 718, Compensation — Stock Compensation, to estimate the options’ expected term.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Stockholders’ Deficiency: (concluded)
Stock-based compensation expense recognized in the accompanying consolidated statement of operations for the six month periods ended June 30, 2010 and 2009 is based on awards ultimately expected to vest, reduced for estimated forfeitures. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeiture assumptions were based upon management’s estimate.
During the six month periods ended June 30, 2010 and 2009, the Company recognized compensation expense of approximately $30,000 and $106,000, respectively, related to stock options issued to employees, which is included in selling, general and administrative expense on the accompanying consolidated statements of operations.
Warrants:
On October 13, 2008, the Company issued warrants to purchase 93,750 shares of its Series B Preferred Stock at $.64 per share expiring on October 13, 2015 in connection with its line of credit with Bridge Bank (see Note 6). The fair value of the warrants was estimated to be $20,000 on the issuance date using the Black-Scholes option pricing model. On January 29, 2009, the Company issued additional warrants to purchase 145,576 shares of its Series B Preferred Stock at $.64 per share expiring on January 29, 2016 in connection with the Bridge Bank debt. The fair value of the warrants was estimated to be approximately $27,000 on the issuance date using the Black-Scholes option pricing model. All of these warrants are outstanding as of June 30, 2010.
Note 10 — Subsequent Events:
The Company has evaluated subsequent events through October 13, 2010 which is the date the financial statements were available to be issued.
Agreement and Plan of Merger of the Wimba Inc. with Blackboard Inc.
On July 2, 2010, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Blackboard Inc., a Delaware corporation (“Parent”), Bear Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Walter H. Barandiaran and Carmen Scarpa (the “Stockholders’ Agents”) for an aggregate purchase price of approximately $59,000,000.

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 10 — Subsequent Events: (concluded)
Under the Agreement, at closing, Merger Sub will be merged with and into the Company, with the Company surviving the merger (the “Merger”); and the Company will be a wholly-owned subsidiary of Parent. The respective boards of directors of Parent, Merger Sub and the Company have determined that the Merger is advisable and in the best interests of their respective stockholders, and such boards of directors have approved the Agreement and the Merger upon the terms and subject to the conditions set forth in the Agreement. The stockholders of Merger Sub and the Company have approved and adopted the Agreement and the Merger. The parties to the Agreement have made certain representations, warranties, covenants and agreements in connection with the transactions contemplated by the Agreement and have also agreed to various conditions to the closing of the transactions contemplated by the Agreement. The Agreement also contains provisions for indemnity and working capital escrow accounts to be withheld from the purchase price for 20% and 1%, respectively, the release of such funds being subject to certain terms and conditions prescribed in the Agreement.
The closing of the Merger occurred on August 5, 2010.

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2009

WIMBA, INC. AND SUBSIDIARY
CONTENTS

Page

Report of Independent Public Accountants	1

Consolidated:
Balance Sheet	2-4
December 31, 2009

Statement of Operations	5
Year Ended December 31, 2009

Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficiency	6
Year Ended December 31, 2009

Statement of Cash Flows	7-9
Year Ended December 31, 2009

Notes to Financial Statements	10-25

www.jhcohn.com • 888-542-6461 • fax 888-542-3291
Report of Independent Public Accountants
To the Board of Directors and Stockholders
Wimba, Inc. and Subsidiary
We have audited the accompanying consolidated balance sheet of Wimba, Inc. and Subsidiary as of December 31, 2009, and the related consolidated statements of operations, redeemable preferred stock and stockholders’ deficiency and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wimba, Inc. and Subsidiary as of December 31, 2009, and their consolidated results of operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
As described in Note 10, certain equity amounts as of January 1, 2009 have been restated.

/s/ J. H. Cohn LLP

Jericho, New York
July 29, 2010

1

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,889,388
Accounts receivable, less allowance for doubtful accounts of $84,470	4,913,492
Prepaid expenses and other current assets	249,002

Total Current Assets	8,051,882

PROPERTY AND EQUIPMENT, Net	1,945,085

NONCURRENT ASSETS
Intangible assets, net	140,538
Goodwill	1,488,658
Restricted cash	772,896
Other assets	20,432

TOTAL ASSETS	$12,419,491

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

2

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2009
(CONTINUED)
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Current portion of capital lease obligation	$200,977
Accounts payable and accrued expenses	1,726,968
Current portion of deferred revenue	8,178,581

Total Current Liabilities	10,106,526

NONCURRENT LIABILITIES
Capital lease obligation, net of current portion	60,680
Deferred revenue, net of current portion	809,396
Deferred rent	973,175

TOTAL LIABILITIES	11,949,777

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

3

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2009
(CONCLUDED)

REDEEMABLE CONVERTIBLE PREFERRED STOCK
Preferred stock — $.01 par value;
Series A 20,000,000 shares authorized; 19,739,436 shares issued and outstanding, liquidation value of $12,721,246	12,423,737
Series B 15,864,325 shares authorized; 15,625,000 shares issued and outstanding, liquidation value $12,118,414	12,032,401
Series C 9,531,250 shares authorized; 9,531,250 shares issued and outstanding liquidation value of $6,574,741	6,456,984

TOTAL REDEEMABLE CONVERTIBLE PREFERRED STOCK	30,913,122

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY
Common stock — $.01 par value; 100,395,576 shares authorized; 32,028,493 shares issued and outstanding	320,285
Additional paid-in capital	23,384,808
Accumulated deficit	(54,845,639)
Accumulated other comprehensive income	697,138

TOTAL STOCKHOLDERS’ DEFICIENCY	(30,443,408)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$12,419,491

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

4

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2009

REVENUES	$15,837,350

COST OF REVENUES	4,052,314

GROSS PROFIT	11,785,036

OPERATING EXPENSES
Sales and marketing	6,680,191
Product and technology development	2,878,520
General and administrative	5,876,563

TOTAL OPERATING EXPENSES	15,435,274

LOSS FROM OPERATIONS	(3,650,238)

OTHER INCOME (EXPENSE)
Interest income	2,351
Interest expense	(243,714)

TOTAL OTHER (EXPENSE) INCOME	(241,363)

NET LOSS	(3,891,601)

PREFERRED STOCK DIVIDEND	(2,474,741)

ACCRETION OF PREFERRED STOCK	(210,829)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,577,171)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

5

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIENCY
YEAR ENDED DECEMBER 31, 2009

	Redeemable Convertible Preferred Stocks						Stockholders’ Deficiency
											Accumulated
									Additional		Other
	Series A		Series B		Series C		Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Total

BALANCE — January 1, 2009, as previously reported	19,739,436	$11466,463	15,625,000	$11,002,396	—	$—	31,381,817	$313,819	$22,675,737	$(47,471,045)	$608,488	$(23,873,001)
Prior period adjustments	—	—	—	—	—	—	(378,623)	(3,717)	248,787	(797,423)	—	(552,423)

BALANCE — January 1, 2009, as restated	19,739,436	11,266,463	15,625,000	11,002,396	—	—	31,003,194	310,032	22,924,524	(48,268,468)	608,488	(24,425,424)

Stock options exercised	—	—	—	—	—	—	1,025499	10453	249,284	—	—	259,537
Stock based compensation	—	—	—	—	156,250	100,000	—	—	211,000	—	—	211,000
Sale of Series C Preferred Stock	—	—	—	—	9,375,000	6,000,000	—	—	—	—	—	—
Issuance costs	—	—	—	—	—	(141,307)	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	88,650	88,650
Preferred stock dividend	—	1,000,000	—	1,000,000	—	474,741	—	—	—	(2,474,741)	—	(2,474,741)
Accretion of preferred stock	—	157,274	—	30,005	—	23,550	—	—	—	(210,829)	—	(210,829)
Net loss	—	—	—	—	—	—	—	—	—	(3,891,601)	—	(3,891,601)

BALANCE — December 31, 2009	19,739,436	$12,423,737	15,625,000	$12,032,401	9,531,250	$6,456,984	32,028,493	$320,285	$23,384,808	$(54,845,639)	$697,138	$(30,443,408)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

6

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,891,601)
Adjustments to reconcile net loss to net cash used in Operating activities:
Depreciation and amortization	1,016,389
Write off deferred financing costs	134,511
Bad debt expense	77,418
Stock based compensation	311,000
Changes in operating assets and liabilities:
Accounts receivable	(1,472,692)
Prepaid expense and other assets	219,879
Deferred rent	13,713
Security deposit	10,708
Accounts payable and accrued expenses	420,306
Deferred revenue	1,923,934

NET CASH USED IN OPERATING ACTIVITIES	(1,236,435)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(187,036)
Net change in restricted cash	(13,458)

NET CASH USED IN INVESTING ACTIVITIES	(200,494)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

7

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2009
(CONTINUED)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of line of credit	$(1,980,000)
Exercise of stock options	259,537
Proceeds from Preferred Stock Series C issuances, net	5,858,693
Payments of capital lease obligations	(319,568)

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,818,662

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	29,375

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,411,108

CASH AND CASH EQUIVALENTS — Beginning of year	478,280

CASH AND CASH EQUIVALENTS — End of year	$2,889,388

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

8

WIMBA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2009
(CONCLUDED)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the years for:
Taxes	$28,388
Interest	$89,103

Noncash investing and financing activities:
Preferred stock dividend accrued	$2,474,741
Preferred stock — Series C issued to executive	$100,000
Accretion of preferred stock	$210,829
The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

9

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Description of Business and Management’s Liquidity Plan:
Nature of Business:
Wimba, Inc. and Subsidiary (the “Company”) provides classroom collaborative and language learning solutions software applications as well as publishing services to the education industry, including both communication enabling tools and content authoring programs primarily to universities, colleges, and other postsecondary educational providers throughout the United States and Europe. The Company’s product portfolio provides faculty with the tools needed to author content and publish it online, and students and faculty the means to interact around that content on a live or asynchronous basis. The Company’s products are used in both fully online and traditional classroom-based learning complemented by online learning environments.
Management’s Liquidity Plan:
At December 31, 2009, the Company had cash and cash equivalents of approximately $2,889,000, a working capital deficit of approximately $2.0 million and an accumulated deficit of approximately $54.8 million. Additionally, the Company has sustained losses and negative cash flows from operations during the year ended December 31, 2009 of approximately $3.6 million and $1.2 million, respectively, and has been dependent on equity financing. Management has taken several actions to improve the Company’s financial position through December 31, 2009, including headcount reductions and significant reductions in discretionary expenditures. Further, as discussed in Note 11, in March 2009, the Company received approximately $5,858,693 from the sale of its Series C preferred stock, net of closing costs. On March 31, 2010, the Company held an initial closing with certain existing institutional holders of Series C Preferred Stock during which the Company issued and sold additional shares of its Series C Preferred Stock for the aggregate price of $1,656,188. These issuances were part of a contemplated $3 million expansion of the Company’s previous Series C financing last closed on May 29, 2009 and were on the same terms and conditions as that prior round. Management believes that these actions will be sufficient to meet the Company’s working capital requirements through December 31, 2010. However, there can be no assurance that the Company will be successful in achieving its objectives.
Note 2 — Summary of Significant Accounting Policies:
Principles of Consolidation:
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned foreign subsidiary Wimba Ltd. All significant intercompany transactions and balances have been eliminated in consolidation.
In November 2008, the Company made a decision to discontinue the operations of Wimba S.A., its majority-owned foreign subsidiary. On January 12, 2009, Wimba S.A. initiated bankruptcy proceedings by the filing of a Declaration of Stoppage of payments with the Registrar’s office of the Tribunal Commerce of Grasse (the “Court”). Based upon this declaration, on February 9, 2009, effective November 30, 2008, the Court declared

10

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies: (continued)
Principles of Consolidation: (concluded)
that Wimba S.A. is in a state of stoppage of payment and judged that a designated liquidator should immediately prepare a report of the financial situation of the debtor pursuant to the applicable Commerce Code. As of February 9, 2009, the liquidator was given 12 months to establish the list of all declared debts and the tribunal was given 24 months from the date of this decision to examine the process of the closing. The Company deconsolidated on December 31, 2008 and recognized a loss of $3,311,905. Accordingly, the assets, liabilities and the results of operations of Wimba S.A. are not included in the consolidated financial statements at December 31, 2009. Neither Wimba, Inc. or Wimba Ltd. are responsible for any of the debts, obligations, or other matters related to Wimba S.A.
Foreign Currency Translation:
The financial position and operating results of the Company’s foreign subsidiary, Wimba Ltd. are consolidated using the local currency of the country in which it operates as the functional currency, which is British Pounds. Local currency assets and liabilities are translated at the rate of exchange on the balance sheet date, and local currency revenues and expenses are translated at average rate of exchange during the period. The resulting translation adjustment is recorded directly into a separate component of stockholders’ deficiency.
Cash and Cash Equivalents:
The Company considers all short-term investments with an original maturity of three months or less when purchased and money market funds to be cash equivalents.
Concentrations of Credit Risk:
Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash with high credit quality financial institutions. At times, such amounts may exceed Federally insured limits. At December 31, 2009, the Company’s accounts maintained in the United States exceeded FDIC Insurance limits by approximately $507,000. Effective January 1, 2010 one of the Company’s banks will no longer be participating in the Transaction Account Guarantee Program and the amount of funds that will exceed FDIC limits will increase to approximately $1,705,200. The Company maintains cash accounts in the United Kingdom which are not protected. At December 31, 2009, the Company’s uninsured accounts in the United Kingdom amounted to approximately $1,372,000.
Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base, their dispersion across different geographic areas, and generally short payment terms. In addition, the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. On a periodic basis, the Company evaluates its trade accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations.

11

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies: (continued)
Long-Lived Assets Include:
Property and equipment:
Property and equipment are stated at cost. Depreciation is provided on straight-line basis over the estimated useful lives of the furniture and fixtures and computer equipment. Amortization of leasehold improvements is computed on the straight-line method based upon the shorter of the estimated useful life of the assets or the term of the lease. Maintenance and repair costs are charged to expense as incurred; costs of major additions and improvements are capitalized.
Intangible assets:
Intangible assets comprised of trademarks and service marks are deemed to have indefinite useful lives and are thus not subject to amortization. Intangible assets with indefinite lives are tested at least annually for impairment. If impairment is indicated, then the asset is written down to its fair value typically based upon its future expected discounted cash flows.
Intangible assets of the Company as of December 31, 2009 also consist primarily of acquired developed software technology and customer relationships, both of which have been determined to be finite-lived intangible assets and are being amortized over their useful lives, which are estimated to be between three and seven years.
Goodwill:
Goodwill is subject to an annual or more frequent impairment test based upon its fair value. There were no impairment charges recognized during the year ended December 31, 2009.
Product and Technology Development Costs:
Accounting Standards Codification (“ASC”) 985-20, “Costs of Software to be Sold, Leased or Marketed,” requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company’s product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release has been insignificant.
Deferred Rent:
Deferred rent represents the excess of rent expense recognized on a straight-line basis over scheduled lease payments.

12

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies: (continued)
Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
Fair Value of Financial Instruments:
The carrying amounts of cash, accounts receivable, accounts payable and long term debt approximate their fair values due to the short term maturities of these investments.
Revenue Recognition:
The Company derives substantially all of its revenues from the licensing of its proprietary software products, hosted subscription arrangements and related support and maintenance services. Revenue from software licenses includes all fees earned from granting customers the right to use the software. For software licensing arrangements that do not require significant customization, revenues are recognized when: 1) there is a binding arrangement with the customer, 2) the products are delivered, 3) customer payment is deemed fixed or determinable and free of significant uncertainties or contingencies and 4) collection is probable. Substantially all new software license revenues are recognized in this manner. Revenue from software license fees, including basic support and maintenance, are recognized ratably over the license period, which typically does not exceed one year.
Many of the Company’s revenue arrangements include multiple software and service elements such as implementation, hosting, customization and training. The Company does not have vendor-specific objective evidence (“VSOE”) of fair value for any of the elements of its contracts. Accordingly when licenses are sold in conjunction with other services, recognition for the delivered elements is deferred and recognized ratably over the term of the license period. If the Company is hosting the software, then the amortization period begins once the set-up process is complete and the software is up and running. In cases where the client is hosting the software, revenue recognition commences after delivery of the server in which the software resides or activation of the hosted server. Revenue from perpetual licenses is recognized upon delivery of the software. Revenue from hosted subscription arrangements, including basic support and maintenance, is recognized ratably over the lives of the respective subscription agreements, which typically do not exceed one year. If additional support and maintenance agreements on hosted subscription arrangements and software licenses are sold separately, revenue from these support and maintenance agreements is also recognized ratably over the life of the agreement, which typically does not exceed one year. Deferred revenue principally represents the unrecognized portion of software licenses, hosted subscription arrangements and support and maintenance fees.

13

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies: (continued)
Advertising Costs:
Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2009 was $120,397
Sales Taxes:
The Company accounts for taxes collected from customers on a net basis (excluded from revenues).
Equity Based Compensation:
The Company applies the accounting standard for its share based compensation. This standard requires all share based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company must determine the appropriate fair value model to be used for valuing share based payments and amortization methods for the associated compensation costs. As permitted by the standard, the Company values its stock option awards using the Black-Scholes option pricing model and the Company recognizes compensation on a straight-line basis over the requisite service period for the entire award.
The cost of any stock options granted to nonemployees is recorded using a fair value based method and expensed over the related service period.
Income Taxes:
The Company accounts for income taxes using the asset and liability method. Under this method, deferred taxes and liabilities are recognized with respect to the future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial statement purposes. Deferred tax assets and liabilities are measured using the enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred taxes to the amount expected to be realized.
The Company adopted the new accounting for uncertainty in income taxes guidance on January 1, 2009. The adoption of that guidance did not result in the recognition of any unrecognized tax benefits and the Company has no unrecognized tax benefits at December 31, 2009. The Company’s U.S. Federal and state income tax returns prior to fiscal year 2006 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

14

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies: (concluded)
Income Taxes: (concluded)
If applicable, the Company would recognize interest and penalties associated with tax matters as part of the income tax provision and include accrued interest and penalties with the related tax liability in the balance sheet.
Subsequent Events:
The Company has evaluated subsequent events through July 29, 2010, which is the date the financial statements were available to be issued.
Note 3 — Restricted Cash:
At December 31, 2009, the company had $772,896 in separate investment accounts. Of this total $756,968 of the cash collateralizes a letter of credit issued in connection with the Company’s lease of office space in New York City (see Note 6), and approximately $16,000 of restricted cash is for a lease in the United Kingdom
Note 4 — Property and Equipment:
The following is a summary of property and equipment at December 31, 2009:

		Estimated
		Useful Lives

Furniture and fixtures	$381,179	2-7 years
Leasehold improvements	1,582,909	Life of lease
Computer equipment and software	3,746,631	3 years

	5,710,719

Less accumulated depreciation and amortization	(3,765,634)

Property and equipment	$1,945,085

Depreciation and amortization expense for the year ended December 31, 2009 was $914,027.

15

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 5 — Intangible Assets:
Following is a summary of nongoodwill intangible accounts at December 31, 2009:

		Estimated
		Useful Lives

Intangible subject to amortization:
Developed technology	$425,000	3-4 years
Customer relationships	60,000	7 years

	485,000
Less accumulated amortization	(394,170)

	90,830

Intangibles not subject to amortization:
Trademark and service marks	49,708

Intangible assets, net	$140,538

Amortization expense for the year ended December 31, 2009 was $102,361. Estimated amortization expense for each of the ensuing years through December 31, 2012 is $78,311, $9,996 and 2,523, respectively.
Note 6 — Line of Credit:
On October 13, 2008, the Company entered into a $6,000,000 line of credit with Bridge Bank, N.A. The credit facility was set to expire on October 13, 2010, and bore interest at Prime plus .50%. The proceeds from the facility were used for general corporate purposes, including the funding of working capital requirements. The credit facility contained customary representations and warranties as well as affirmative and negative covenants, including certain financial covenants, events of default including among others, nonpayment of principal, interest or other amounts due. Financing costs in connection with this transaction amounted to $149,912. In addition, the Company issued warrants valued at $20,000, which was recorded as deferred debt discount. Additional warrants valued at $27,000 were issued in January 2009 when the Company was in default on the loan (See Note 9). The total amount outstanding under the line of credit was repaid in March 2009 and the line of credit was terminated under the terms of the agreement. The unamortized deferred financing costs of $134,511 as well as the deferred debt discount of $20,000 were charged to interest expense at the time of the repayment of the line of credit and are included in interest expense in the accompanying statement of operations.

16

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 7 — Commitments and Contingencies:
     Operating Lease Commitments:
On April 23, 2007, the Company entered into a noncancelable operating lease for its corporate office located in New York City expiring October 23, 2017. The lease provided for an allowance for leasehold improvements not to exceed approximately $272,000. The deferred rent obligation on the accompanying consolidated balance sheet includes approximately $220,000 of leasehold improvements contributions from landlord and is being amortized as a reduction to rent expense over the lease term. The lease provides for a free rent period of 9 months and increases in future minimum annual rental payments. Also, the agreement requires the Company to pay certain costs including real estate taxes, insurance, and repairs. Rent increases is recognized on a straight-line basis over the life of the lease.
In addition, the Company leases offices in Cambridge and Bury St. Edmunds, England under noncancelable operating leases expiring at various dates through December 16, 2015. In addition to the minimum rental payments, the Company is required to pay various other costs.
Rent expense plus additional costs for the year ended December 31, 2009 was $836,665.
Future minimum lease payments under the above operating leases at December 31, 2009 are as follows:

Year ending December 31,
2010	$867,583
2011	780,521
2012	803,937
2013	856,059
2014	887,342
Thereafter	2,581,377

Total	$6,776,819

     Letter of Credit:
At December 31, 2009, the Company had an outstanding letter of credit of $717,772 securing its leased offices in New York City in lieu of a cash security deposit. This letter of credit is collateralized by a portion of the Company’s restricted cash balance.

17

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 7 — Commitments and Contingencies: (continued)
     Distribution agreements:
The Company has distribution agreements with a third-party to market and distribute its products, expiring through December 31, 2011. At December 31, 2009, annual amounts payable under these agreements excluding referral fees are as follows:

Year ending December 31,
2010	$100,000
2011	100,000

Total	$200,000

The Company agreed to pay minimum referral fees or 10% as defined in the agreements.
     Capital Lease Obligation
The Company has computer equipment under capital leases expiring through May 2012. The assets and liabilities under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets with costs of approximately $936,534 and accumulated amortization of approximately $701,376 are included in computer equipment and software and are amortized over the estimated life of the assets. Amortization of assets under capital leases is included in depreciation and amortization expense.
At December 31, 2009, annual minimum future lease payments under this capital lease are as follows:

Year ending December 31,
2010	$216,811
2011	61,917
2012	1,251

Total minimum lease payments	279,979
Less: amount representing interest	(18,322)

Present value of minimum lease payments	261,657
Less: current portion of minimum lease payments	200,977

Long-term present value of minimum lease payments	$60,680

18

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 7 — Commitments and Contingencies: (continued)
     Retirement Plans:
Pursuant to the 401(k) plan, qualifying employees of the Company, as defined, may make elective contributions to the plan up to a statutory limit. The Company may make matching contributions on behalf of participating employees. In addition, the Company has made a Safe Harbor election to make a Safe Harbor Matching Contribution for Actual Deferral Percentage Test purposes to take advantage of alternative rules to pass the nondiscrimination tests required by Section 401(k). This Safe Harbor Matching Contribution will amount to 100% of the first 3% of salary deferral the employee contributes to the plan, plus 50% of the next 2% of salary deferral contributed by the employee. During the year ended December 31, 2009, the Company made matching contributions of $251,783.
Note 8 — Income Taxes:
The tax effects of temporary differences and carryforwards that give rise to significant deferred tax assets consist of the following:

Deferred Tax Assets December 31, 2009

Deferred rent	$394,921
Stock option expense	282,576
Allowance for bad debts	25,170
Depreciation	210,710
Net operating loss	14,726,907

15,640,284

Less valuation allowance	15,640,284

$—

At December 31, 2009, Wimba, Inc. had approximately $35,000,000 in net operating loss carryforwards expiring in various years through 2029. Wimba, Ltd. had net operating loss carryforwards of approximately $1,900,000.
Note 9 — Stockholders’ Deficiency:
     Changes in Capital Structure:
Through June 5, 2009, the Board of Directors amended the Company’s certificate of incorporation increasing the number of authorized shares of capital stock of the corporation from 126,437,500 to 145,791,152, which consist of 100,395,576 shares of common stock and 45,395,576 shares of preferred stock, $.01 par value, 20,000,000 shares of which were designated as Series A Preferred Stock, 15,864,326 shares of which were designated as Series B Preferred Stock, and 9,531,250 shares of which were designated as Series C Preferred Stock.

19

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     Note 9 — Stockholders’ Deficiency: (continued)
     Preferred Stock — Series A:
The Series A Preferred Stock carries a $.05066 annual dividend, accruing on a quarterly basis, payable on the earliest of: (a) a liquidation, or (b) conversion to Common Stock, in which case such dividend shall be paid, at the election of the Company, either in cash or shares of Common Stock, or (c) a redemption request. The Series A Preferred Stock is redeemable at any time on or after December 13, 2012 by at least a majority of the outstanding shares voting as a separate class.
Series A Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote. Each share of Series A Preferred Stock shall entitle the holder to an equal vote of Common Stock.
Upon any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock are entitled to receive before any distribution or payment to Common Stock an amount equal to the original issuance price of $.5066 and accrued dividends, plus all declared and unpaid dividends not included in the accrued dividends.
The Series A Preferred Stock will automatically convert into Common Stock of the Company upon the (a) closing of a Qualified Public Offering, or (b) the written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock. A Qualified Public Offering shall mean a firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement which the per share price to the public is not less than $1.5198 and the gross proceeds to the Company are not less than $35,000,000. At December 31, 2009, the Series A Preferred Stock redemption value of $12,721,246 includes the $.05066 annual dividend accrual of $1,000,000.
The Series A Preferred Stock has certain rights of first offer, first refusal, transfer participation, take along, registration and piggyback, among other rights, all as provided for in the Company’s Stockholder Agreement.
     Preferred Stock — Series B:
On November 13, 2007, the Company sold 13,189,063 shares of the Company’s Series B Convertible Redeemable Preferred Stock (the “Series B Preferred Stock”) at $.64 per share and incurred issuance costs of approximately $106,000. These costs are being accreted to the statement of operations over the term of the redemption period (five years) using the straight-line method.
On December 14, 2007, the Company issued an additional 2,435,937 shares of its Series B Preferred Stock at $.64 per share.

20

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Stockholders’ Deficiency: (continued)
     Preferred Stock — Series B: (concluded)
The Series B Preferred Stock is pari passu to the Series A Preferred Stock except for its annual dividend of $.064 and the definition of a qualified public offering. A Qualified Public Offering shall mean a firm commitment underwritten public offering of shares of the Common Stock pursuant to an effective registration statement which the per share price to the public is not less than $1.92 and the gross proceeds to the Company are not less than $35,000,000.
At December 31, 2009, the Series B Preferred Stock redemption value of $12,118,414 includes the $.064 annual dividend accrual of $1,000,000.
     Convertible Preferred Stock — Series C:
On March 31, 2009, the Company completed an offer in which it sold 9,375,000 shares of its newly created Series C Convertible Preferred Stock (the “Series C Preferred Stock”) at $.64 per share for gross proceeds of $6,000,000 and incurred issuance costs of approximately $141,307. The net proceeds from the sale were intended for general working capital purposes and acquisition of related businesses.
The Series C Preferred Stock carries a 10% annual dividend cumulative, accruing on a quarterly basis, payable on the earliest of: (a) a liquidation, (b) conversion to Common Stock (c) a redemption request; or (d) closing of a Qualified Public Offering. The Series C Preferred Stock is redeemable at any time on or after December 13, 2012 by at least a majority of the outstanding shares voting as a separate class.
The Series C Preferred Stock ranks senior to all existing shares of Preferred Stock and Common Stock as to dividends, redemption and liquidation. Series C Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote. Each share of Series C Preferred Stock shall entitle the holder to an equal vote of Common Stock.
Upon any liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock are entitled to receive before any distribution or payment upon the Series A Preferred, Series B Preferred and Common Stock an amount equal to 1.5 times the original purchase price of the Series C Preferred Stock plus all accrued dividends, plus all declared and unpaid dividends not included in the accrued dividends.
At December 31, 2009, the Series C Preferred Stock redemption value of $6,574,741 includes the 10% annual dividend accrual of $474,741.

21

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Stockholders’ Deficiency: (continued)
     Convertible Preferred Stock — Series C (concluded):
The Series C Preferred Stock has certain rights of first offer, first refusal, transfer participation, take along, registration and piggyback, among other rights, all as provided for in the Company’s Stockholder Agreement.
Since the Preferred Stock may be redeemable at the Holder’s option at a fixed price and date, upon the occurrence of certain events, which are outside the control of the Company, the Company has classified the Preferred Stock as temporary equity.
     Consulting Agreement
The Company entered into a consulting agreement with its interim Chief Executive Officer effective April 1, 2009 expiring September 30, 2009 in exchange for a monthly consulting fee and the rental of an apartment for the period May 2009 through October 2009, including utilities and other services. In addition, the Company issued 156,250 shares of its Series C Preferred stock value at $100,000 in accordance with the agreement for services rendered.
     Common Stock
During 2009, the Company issued 1,016,000 shares of its Common stock in accordance with the exercise of options at $.25 per share and 9,299 shares at $.375 per share.
     Stock Options
The Company has a 2004 Stock Option Plan (the “Plan”) for employees, directors and consultants of the Company to purchase shares of common stock. As part of the Plan, the Company reserved 12,887,529 shares of common stock for issuance. In general, the options granted under the Plan are for periods not to exceed ten years, vest between two and five years and may be issued at prices less than, equal to or greater than the fair market value of the common stock on the date of grant, as determined by the Company. The options shall vest as to all of the shares upon a change in control as defined in the agreement. At December 31, 2009, 3,018,399 shares of common stock were available under the Plan for exercise and future grants of stock options.

22

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Stockholders’ Deficiency: (continued)
Activity in the Plan is summarized as follows:

		Weighted
		Average
	Shares	Exercise Price

Outstanding at January 1, 2009	11,961,568	$0.33

Granted	—	—
Exercised	(1,025,299)	$0.25
Cancelled	(5,559,233)	$0.36

Outstanding at December 31, 2009	5,377,036	$0.33

Vested and Exercisable at December 31, 2009	4,524,318	$0.33
The following table summarizes information concerning options outstanding at December 31, 2009:

Options Outstanding
			Weighted
		Weighted	Average	Options Vested and
		Average	Remaining	Outstanding
Exercise	Number	Exercise	Contractual	Number	Exercise
Price	Outstanding	Price	Live (Years)	Outstanding	Price

$0.25	2,672,632	$0.25	4.84	2,621,235	$0.25
$0.38	2,696,297	$0.38	7.66	1,894,976	$0.38
$1.74	3,881	$1.74	0.99	3,881	$1.74
$2.90	4,226	$2.90	1.64	4,226	$2.90

	5,377,036			4,524,318

As of December 31, 2009, there was $85,272 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. The cost is expected to be recognized over a weighted average period of 7 years.

23

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Stockholders’ Deficiency: (concluded)
     Warrants:
On October 13, 2008, the Company issued warrants to purchase 93,750 shares of its Series B Preferred Stock at $.64 per share expiring on October 13, 2015 in connection with its line of credit with Bridge Bank (see Note 6). The fair value of the warrants was estimated to be $20,000 on the issuance date using the Black-Scholes option pricing model. On January 29, 2009, the Company issued additional warrants to purchase 145,576 shares of its Series B Preferred Stock at $.64 per share expiring on January 29, 2016 in connection with the Bridge Bank debt. The fair value of the warrants was estimated to be approximately $27,000 on the issuance date using the Black-Scholes option pricing model. All of these warrants are outstanding as of December 31, 2009.
Note 10 — Prior period adjustment:
During 2009, the Company’s reviewed its revenue recognition policies and, as of the beginning of the year, the Company discovered that deferred revenue had been misstated, there were certain errors in the accrual of share based compensation and other expenses. Accordingly, the Company adjusted retained earnings and common stock and additional paid-in capital at the beginning of 2009 to correct these errors. The cumulative effect of the error decreased beginning retained earnings by $797,423. and had the errors not occurred, net income for 2008 would have been decreased by $797,423.
Note 11 — Subsequent events:
The Company has evaluated subsequent events through July l5, 2010, which is the date on which the financial statements were available to be issued.
     Series C follow-on financing:
On March 31, 2010, the Company held an initial closing with certain existing institutional holders of Series C Preferred Stock at which the Company issued and sold additional shares of its Series C Preferred Stock for the aggregate price of $1,656,188. These issuances were part of a contemplated $3 million expansion of the Company’s previous Series C financing, last closed on May 29, 2009 and were on the same terms and conditions as that prior round.
In connection with the March 2010 closing of the Series C financing, the Company offered those of its stockholders that qualify as “accredited investors” the opportunity to purchase their pro rata shares of this contemplated $3 million expansion of the Series C financing on the same terms as offered to the participants in the March 2010 closing. On May 14, 2010 the Company held a second closing for all recipients of this notice who elected and qualified to participate in this financing in which the Company sold additional shares of its Series C Preferred Stock for an aggregate price of $67,855.

24

WIMBA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 11 — Subsequent events: (concluded)
     Agreement and Plan of Merger of the Wimba Inc. with Blackboard Inc.
On July 2, 2010, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Blackboard Inc., a Delaware corporation (“Parent”), Bear Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Walter H. Barandiaran and Carmen Scarpa (the “Stockholders’ Agents”) for an aggregate purchase price of approximately $59,000,000.
Under the Agreement, at closing, Merger Sub will be merged with and into the Company, with the Company surviving the merger (the “Merger”); and the Company will be a wholly-owned subsidiary of Parent. The respective boards of directors of Parent, Merger Sub and the Company have determined that the Merger is advisable and in the best interests of their respective stockholders, and such boards of directors have approved the Agreement and the Merger upon the terms and subject to the conditions set forth in the Agreement. The stockholders of Merger Sub and the Company have approved and adopted the Agreement and the Merger. The parties to the Agreement have made certain representations, warranties, covenants and agreements in connection with the transactions contemplated by the Agreement and have also agreed to various conditions to the closing of the transactions contemplated by the Agreement. The Agreement also contains provisions for indemnity and working capital escrow accounts to be withheld from the purchase price for 20% and 1%, respectively, the release of such funds being subject to certain terms and conditions prescribed in the Agreement.
It is anticipated the closing of the Merger will occur on or around the first week in August 2010.

25